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THIS SECURITY (AND THE UNDERLYING SECURITY, IF ANY) HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 (AND IS A "RESTRICTED SECURITY" AS DEFINED UNDER SAID ACT) OR UNDER THE SECURITIES LAWS OF ANY STATE OF JURISDICTION. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT BY BONA FIDE GIFT OR INHERITANCE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SECURITY UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                      COMMODORE APPLIED TECHNOLOGIES, INC.
                         Common Stock Cashless Warrant

No. CSW ___                                               Date: 8 November 1996


         This certifies that on or before 5:00 p.m. Eastern time, exactly four
(4) years from the date hereof, but not thereafter, VistaQuest, Inc. ("VistaQuest") or registered assigns, is entitled hereby to acquire through the exercise of this Cashless Warrant (the "Warrant") Common Stock, $.001 par value per share, of Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), and its successors, upon the terms and subject to the conditions set forth hereinafter.

         Number of Shares. The number of shares of common stock which may be acquired under this Warrant shall be 100,000, (subject to adjustment for stock splits recapitalization).

         Exercise Price. The exercise price of each share of common stock subject to this Warrant, shall be $5.00, adjusted with respect to any adjustments made in the number of shares for stock splits, recapitalization.

         Subscription and Payment of Purchase Price. The Company will issue and deliver to VistaQuest, this Warrant for the purchase of up to 100,000 shares (the "Warrant Shares") of the Company's common stock with full piggy back registration rights thereon. This Warrant provides that in lieu of paying the exercise price in cash, VistaQuest may surrender the Warrant for the cancellation of up to that number of Warrant Shares (the "Cancelled Warrant Shares") having an aggregate Premium (as defined below) as nearly as possible equal to without exceeding the aggregate exercise price of the Warrant Shares not being cancelled (the "Exercised Warrant Shares"). The purchase price for the Exercised Warrant Shares shall thus be paid with the Cancelled Warrant Shares and, to the extent that the aggregate exercise price of the Exercised Warrant Shares exceeds the aggregate Premium of the Cancelled Warrant Shares, such difference shall be paid in cash. The Premium of a Warrant Share is the amount by which the market price of the Warrant Share exceeds its exercise price.



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         Investment Purpose. The registered holder exercising this Warrant shall make such investment representation as may be required by counsel to the Company to satisfy the requirements of an exemption from registration under the Securities Act of 1933.

         Registration. The registered holder agrees that the common stock acquired upon exercise of this Warrant shall be subject to any reasonable contractual restrictions on resales imposed by the Company's underwriter in a public offering on other unregistered stock of the Company. The Company agrees to include this Warrant and all Warrant shares (whether issued or issuable) at the election of the registered holder of such shares, in any registration statement filed under the Securities Act of 1933 for a public offering of common stock subsequent to the Company's initial public offering, subject nevertheless to the approval of the underwriter of such subsequent offering. This paragraph shall not be deemed to be a representation that the Company will undertake a public offering of his securities.

         Certificates and Registration. The registered holder shall be entitled to receive a certificate(s) for the common stock, fully paid and nonassessable, purchased by exercise of this Warrant, upon surrender of this Warrant. The Company or its transfer agent shall register this Warrant on the stock transfer records of the Company in the name of holder or assigns and shall issue replacement certificate(s) in the name(s) of assigns upon presentment of the Warrant certificate properly endorsed for transfer. This Warrant may be transferred in whole but not in part subject to compliance with federal securities laws.

         Reports. The Company shall provide to the registered holder copies of all reports and information provided by the Company to its stockholders at the same times such reports are provided to its stockholders.

         This Warrant shall be void from and after 5:00 p.m. Eastern time, November 8, 2000.


                                            COMMODORE APPLIED TECHNOLOGIES, INC.



                                            By: /s/ Paul E. Hannesson
                                                -----------------------